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                            THE SEAGRAM COMPANY LTD.

                                       AND

                              THE BANK OF NEW YORK,
                           as Purchase Contract Agent


                           ---------------------------


                           PURCHASE CONTRACT AGREEMENT

                           ---------------------------



                            Dated as of June -, 1999







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                                                       S&C Draft of June 6, 1999




                                TABLE OF CONTENTS

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RECITALS .....................................................................1

ARTICLE ONE           DEFINITIONS AND OTHER PROVISIONS
                      OF GENERAL APPLICATION
SECTION 101.  Definitions.....................................................1
SECTION 102.  Form of Documents Delivered to Purchase Contract Agent..........8
SECTION 103.  Acts of Holders; Record Dates...................................9
SECTION 104.  Notices, etc. to Purchase Contract Agent and the Company.......10
SECTION 105.  Notice to Holders; Waiver......................................11
SECTION 106.  Effect of Headings and Table of Contents.......................11
SECTION 107.  Successors and Assigns.........................................12
SECTION 108.  Separability Clause............................................12
SECTION 109.  Benefits of Agreement..........................................12
SECTION 110.  Governing Law..................................................12
SECTION 111.  Legal Holidays.................................................12
SECTION 112.  Counterparts...................................................13
SECTION 113.  Inspection of Agreement........................................13

ARTICLE TWO           PURCHASE CONTRACT CERTIFICATE FORMS
SECTION 201.  Forms of Unit Certificates Generally...........................13
SECTION 202.  Form of Unit Agent's Certificate of Authentication.............14

ARTICLE THREE         THE UNITS
SECTION 301.  Title and Terms; Denominations.................................14
SECTION 302.  Rights and Obligations Evidenced by the Unit Certificates......14
SECTION 303.  Execution, Authentication, Delivery and Dating.................14
SECTION 304.  Temporary Unit Certificates....................................15
SECTION 305.  Registration; Registration of Transfer and Exchange............16
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Unit Certificates........18
SECTION 307.  Persons Deemed Owners..........................................19
SECTION 308.  Cancellation...................................................20
SECTION 309.  Payments on the Units..........................................20

ARTICLE FOUR          THE PLEDGED SECURITIES
SECTION 401.  Payments on the Pledged Securities.............................21
SECTION 402.  Transfer of Pledged Securities Upon Occurrence of Termination
              Event..........................................................21
SECTION 403.  Transfer of Pledged Securities Upon Early Settlement and Merger
              Early Settlement...............................................22
SECTION 404.  Transfer of Notes Upon Remarketing.............................22


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SECTION 405.  Substitution of Pledged Securities.............................23

ARTICLE FIVE      THE PURCHASE CONTRACTS
SECTION 501.  Purchase of Common Shares......................................24
SECTION 502.  Contract Fees..................................................25
SECTION 503.  [Intentionally left Blank].....................................25
SECTION 504.  Payment of Purchase Price......................................25
SECTION 505.  Issuance of Common Shares......................................27
SECTION 506.  Adjustment of Settlement Rate..................................27
SECTION 507.  Notice of Adjustments and Certain Other Events.................32
SECTION 508.  No Fractional Shares...........................................33
SECTION 509.  Charges and Taxes..............................................33
SECTION 510.  Termination Event; Notice......................................34
SECTION 511.  Early Settlement...............................................34
Section 512.  Early Settlement Upon Merger...................................35

ARTICLE SIX       REMEDIES
SECTION 601.  Unconditional Rights of Holders................................37
SECTION 602.  Restoration of Rights and Remedies.............................37
SECTION 603.  Rights and Remedies Cumulative.................................38
SECTION 604.  Delay or Omission Not Waiver...................................38
SECTION 605.  Undertaking for Costs..........................................38
SECTION 606.  Waiver of Stay or Extension Laws...............................38

ARTICLE SEVEN     THE PURCHASE CONTRACT AGENT
SECTION 701.  Certain Duties and Responsibilities............................39
SECTION 702.  Notice of Default..............................................40
SECTION 703.  Certain Rights of Purchase Contract Agent......................40
SECTION 704.  Not Responsible for Recitals or Issuance of Units..............41
SECTION 705.  May Hold Units.................................................41
SECTION 706.  Money Held in Trust............................................41
SECTION 707.  Compensation and Reimbursement.................................42
SECTION 708.  Purchase Contract Agent Required; Eligibility..................42
SECTION 709.  Resignation and Removal; Appointment of Successor..............43
SECTION 710.  Acceptance of Appointment by Successor.........................44
SECTION 711.  Merger, Conversion, Consolidation or Succession to Business....45
SECTION 712.  Preservation of Information; Communications to Holders.........45
SECTION 713.  No Obligations of Purchase Contract Agent......................46
SECTION 714.  Tax Compliance.................................................46

ARTICLE EIGHT     SUPPLEMENTAL AGREEMENTS
SECTION 801.  Supplemental Agreements Without Consent of Holders.............47
SECTION 802.  Supplemental Agreements with Consent of Holders................47
SECTION 803.  Execution of Supplemental Agreements...........................48


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SECTION 804.  Effect of Supplemental Agreements..............................49
SECTION 805.  Reference to Supplemental Agreements...........................49

ARTICLE NINE      CONSOLIDATION, MERGER, SALE OR CONVEYANCE
SECTION 901.  Covenant Not to Merge, Consolidate, Sell or Convey Property
              Except Under Certain Conditions................................49
SECTION 902.  Rights and Duties of Successor Corporation.....................50
SECTION 903.  Opinion of Counsel to Purchase Contract Agent..................50

ARTICLE TEN       COVENANTS
SECTION 1001.  Performance Under Purchase Contracts..........................51
SECTION 1002.  Maintenance of Office or Agency...............................51
SECTION 1003.  Company to Reserve Common Shares..............................51
SECTION 1004.  Covenants as to Common Shares.................................52
SECTION 1005.  Statements of Officers of the Company as to Default...........52

TESTIMONIUM..................................................................52
SIGNATURES...................................................................52


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                                                       S&C Draft of June 6, 1999




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EXHIBIT A         Form of Unit Certificate
EXHIBIT B         Form of Pledge Agreement
EXHIBIT C         Notice to Purchase Contract Agent
EXHIBIT D         Instruction to Purchase Contract Agent


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                                                       S&C Draft of June 6, 1999




         PURCHASE CONTRACT AGREEMENT, dated as of May -, 1999, between THE SEAGRAM COMPANY LTD., a Canadian corporation (the "Company"), and THE BANK OF NEW YORK, a New York corporation, acting as Purchase Contract Agent for the Holders of Units from time to time (the "Purchase Contract Agent").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Unit Certificates evidencing the Units.

         All things necessary to make the Purchase Contracts, when the Unit Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as in this Agreement provided, the valid obligations of the Company and the Holders, and to constitute these presents a valid agreement of the Company and the Holders, in accordance with its terms, have been done.

                                   WITNESSETH:

         For and in consideration of the premises and the entering into of the Purchase Contracts by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 103.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person,

                                                       S&C Draft of June 6, 1999




directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Average Trading Price" has the meaning specified in Section 501.

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

         "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

         "Cash Merger" has the meaning specified in Section 511.

         "Closing Price" has the meaning specified in Section 501.

         "Collateral Agent" means -, as Collateral Agent under the Pledge Agreement, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning specified in Section 405.

         "Common Shares" means the Common Shares, without nominal or par value, of the Company having such terms as set forth in the Company's Articles of Amalgamation, as amended from time to time.

         "Company" means the Person designated as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

         "Contract Fee" means, with respect to each Purchase Contract, a fee payable by the Holder of the related Unit to the Company, accruing on the Stated Amount of such Unit from and including the date of first issuance of any Units to but excluding the Stock Purchase


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                                                       S&C Draft of June 6, 1999




Date and payable quarterly in arrears on each Quarterly Payment Date to and including the Stock Purchase Date at a rate per annum equal to the Contract Fee Rate (and computed on the basis of a 360-day year of twelve 30-day months), plus any additional fees accrued thereon pursuant to Section 503.

         "Contract Fee Rate" means 0.-%.

         "Corporate Trust Office" means the principal office of the Purchase Contract Agent, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286.

         "Current Market Price" has the meaning specified in Section 506(a)(8).

         "Deferral Rate" means -% per annum plus, for the period after the Remarketing Date, the amount (if any) by which the interest rate on the Notes shall have been increased on the Remarketing Date in accordance with the terms of the Notes.

         "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for Global Units as contemplated by
Section 305.

         "Early Settlement" has the meaning set forth in Section 511.

         "Early Settlement Date" has the meaning set forth in Section 511.

         "Early Settlement Rate" has the meaning set forth in Section 511.

         "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 103.

         "Global Unit Certificate" means a Unit Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

         "Guarantees" means the Company's guarantees of the Notes.

         "Holder" means a Person in whose name a Unit Certificate is registered in the Unit Register; "Holder", when used with respect to any particular Unit Certificate (or Unit), means a Person in whose name such Unit Certificate (or the Unit Certificate evidencing such Unit) is registered in the relevant Unit Register.

         "Indenture" means the Indenture, dated as of September 15, 1991, among the Company, Joseph E. Seagram & Sons, Inc. and The Bank of New York, as Trustee, as the


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                                                       S&C Draft of June 6, 1999




same may be amended or supplemented from time to time with respect to the terms of the Notes in accordance with the terms thereof.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, a Vice Chairman or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

         "JES" means Joseph E. Seagram & Sons, Inc., an Indiana corporation.

         "Merger Early Settlement" has the meaning set forth in Section 512.

         "Merger Early Settlement Date" has the meaning set forth in Section
512.

         "Notes" means the -% Subordinated Deferrable Notes due -, 2004 of JES issued under the Indenture and guaranteed, on a subordinated basis, by the Company.

         "NYSE" has the meaning specified in Section 501.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Purchase Contract Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

         "Outstanding Unit Certificates" means, as of the date of determination, all Unit Certificates theretofore authenticated, executed and delivered pursuant to this Agreement, except:

                  (a) Unit Certificates theretofore canceled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation; and

                  (b) Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated and delivered pursuant to this Agreement, other than any such Unit Certificate in respect of which there shall have been presented to the Unit Agent proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units evidenced by such Unit Certificate are valid obligations of the Company.


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                                                       S&C Draft of June 6, 1999




         "Outstanding Units" means, as of the date of determination, all Units evidenced by then Outstanding Unit Certificates, except, on or after the Termination Date or Stock Purchase Date, Units for which the underlying Pledged Securities or the Common Stock purchasable upon settlement of the underlying Purchase Contracts, as the case may be, have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Units; provided, however, that in determining whether the Holders of the requisite number of Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units which the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" means the pledge of the Pledged Securities under the Pledge Agreement.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Purchase Contract Agent, in its capacity as Purchase Contract Agent and as attorney-in-fact for the Holders from time to time of the Units, the form of which is attached hereto as Exhibit B, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         "Pledged Securities" has the meaning specified in the Pledge Agreement.

         "Predecessor Unit Certificate" of any particular Unit Certificate means every previous Unit Certificate evidencing all or a portion of the rights and obligations of the Holder under the Units evidenced thereby; and, for the purposes of this definition, any Unit Certificate authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Unit Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Unit Certificate.

         "Principal Agreements" means this Agreement (including the obligations under the Purchase Contracts) and the Pledge Agreement.

         "Purchase Contract" means the obligation of the Company to sell and the Holder of the related Unit to purchase Common Shares on the terms and subject to the conditions set forth in Article Five hereof.


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                                                       S&C Draft of June 6, 1999




         "Purchase Contract Settlement Fund" has the meaning specified in
Section 505.

         "Quarterly Payment Date" means each March, June, September and December commencing -, 1999.

         "Record Date", when used with respect to any payment date, means the Business Day next preceding such payment date.

         "Remarketing Agent" means any remarketing agent engaged by JES.

         "Remarketing Agreement" means the form of remarketing agreement by and between the Company and the Remarketing Agent.

         "Remarketing Date" means the third Business Day preceding the last Quarterly Payment Date before the Stock Purchase Date.

         "Reorganization Event" has the meaning specified in Section 506(b).

         "Responsible Officer", when used with respect to the Purchase Contract Agent, means any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Securities Intermediary" means the Collateral Agent.

         "Senior Indebtedness" has the meaning specified in the Indenture.

         "Settlement Rate" has the meaning specified in Section 501.

         "Stated Amount" means $- per Unit.

         "Stock Purchase Date" means -, 2002 or such earlier date on which the Purchase Contract may be settled pursuant to Section 511 or Section 512.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events at any time on or prior to the Stock Purchase Date: (a) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as property filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable bankruptcy law, or appointing a custodian, receiver, liquidator,


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                                                       S&C Draft of June 6, 1999




assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all or the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         "Threshold Appreciation Price" means $_______ per Common Share.

         "TIA" means the Trust Indenture Act of 1939 or any statute successor thereto, in each case as amended from time to time.

         "Trading Day" has the meaning specified in Section 501.

         "Treasury Consideration" in respect of any Notes consists of Treasury Securities in an amount sufficient to generate (i) for the Quarterly Payment Date falling on the Stock Purchase Date an amount of cash equal to the aggregate interest that is scheduled to be payable on those Notes being remarketed on that Quarterly Payment Date, assuming for that purpose that (x) no interest payment will then have been deferred and (y) the interest rate on the Notes remains at the initial rate; (ii) an amount of cash equal to the stated amount of the Units which include those Notes; and (iii) if JES is then deferring interest payments, an amount equal to the aggregate unpaid interest payments on the Notes being remarketed accrued to March -, 2002.

         "Underwriting Agreement" means the Underwriting Agreement dated June -, 1999, among the Company, Joseph E. Seagram & Sons, Inc., and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, as representatives of the Underwriters named therein.

         "Unit" means the rights to purchase Common Shares under a Purchase Contract, together with ownership of the Notes or other Pledged Securities pledged to secure the obligations owed to the Company under such Purchase Contract, and subject to the pledge arrangements securing the foregoing obligations. The Purchase Contracts and/or Pledged


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                                                       S&C Draft of June 6, 1999




Securities constituting a part of any Units are sometimes referred to herein as "underlying" such Units and are sometimes herein said to "underlie" such Units.

         "Purchase Contract Agent" means the Person named as the "Purchase Contract Agent" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean the Person who is then the Purchase Contract Agent hereunder.

         "Unit Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Units, as the case may be, specified on such certificate.

         "Unit Register" and "Unit Registrar" have the respective meanings specified in Section 305.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.  Form of Documents Delivered to Purchase Contract Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.


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                                                       S&C Draft of June 6, 1999




SECTION 103.  Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 701) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Purchase Contract Agent deems sufficient.

         (c) The ownership of Units shall be proved by the Unit Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Unit Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Unit Certificate.

         (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of Outstanding Units on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date


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                                                       S&C Draft of June 6, 1999




has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 105.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 105, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

SECTION 104.  Notices, etc. to Purchase Contract Agent and the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (a) the Purchase Contract Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Purchase Contract Agent at 101 Barclay, the Corporate Trust Office, Attention: -, or at any other address previously furnished in writing by the Purchase Contract Agent to the Holders and the Company, or

                  (b) the Company by the Purchase Contract Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at 1430 Peel Street, Montreal, Quebec, Canada H3A 159, Attention: -, or at any other address previously furnished in writing by the Company to the Purchase Contract Agent.

                                                       S&C Draft of June 6, 1999




SECTION 105.  Notice to Holders; Waiver.

         Except as otherwise provided, where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Unit Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 106.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 107.  Successors and Assigns.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 108.  Separability Clause.

         In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 109.  Benefits of Agreement.

         Nothing in this Agreement or in the Unit Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Unit Certificates by their acceptance of delivery thereof.

                                                       S&C Draft of June 6, 1999




SECTION 110.  Governing Law.

         THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 111.  Legal Holidays.

         In any case where any Quarterly Payment Date or the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) payment in respect of distributions or interest on or principal of Pledged Securities or Contract Fees shall not be made, Purchase Contracts shall not be performed and other actions described herein shall not occur, but such payments shall be made, the Purchase Contracts shall be performed and such other actions shall occur, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Quarterly Payment Date or Stock Purchase Date, as the case may be; provided, that to the extent such payment is made on the next succeeding Business Day, no distributions or interest shall accrue or be payable by the Company or any Holder for the period from and after any such Quarterly Payment Date or Stock Purchase Date, as the case may be, to the date of payment or performance; except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made, the Purchase Contracts shall be performed or such other action shall occur on the immediately preceding Business Day with the same force and effect as if made on such Quarterly Payment Date or the Stock Purchase Date.

SECTION 112.  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 113.  Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

                                   ARTICLE TWO

                       PURCHASE CONTRACT CERTIFICATE FORMS

SECTION 201.  Forms of Unit Certificates Generally.

         Unit Certificates evidencing Units shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation

                                                       S&C Draft of June 6, 1999




and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         The definitive Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Purchase Contract Certificate authenticated, executed and delivered hereunder shall bear a legend in substantially the following form:

         THIS UNIT CERTIFICATE IS A GLOBAL UNIT CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS UNIT CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A UNIT CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS UNIT CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

SECTION 202.  Form of Unit Agent's Certificate of Authentication.

         The form of the Unit Agent's certificate of authentication of the Units shall be in substantially the form set forth on the form of the Unit Certificates.

                                  ARTICLE THREE

                                    THE UNITS

SECTION 301.  Title and Terms; Denominations.

         The aggregate number of Units evidenced by Unit Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to -, except for Unit Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Unit Certificates pursuant to Section 304, 305, 306 or 805.

         Unit Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

                                                       S&C Draft of June 6, 1999




SECTION 302.  Rights and Obligations Evidenced by the Unit Certificates.

         Each Unit Certificate shall evidence the number of Units specified therein. Prior to the purchase, if any, of Common Shares under the Purchase Contracts, the Units shall not entitle the Holders to any of the rights or privileges of a holder of Common Shares by virtue of holding such Units, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter.

SECTION 303.  Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Section 309 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Unit Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Unit Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and make such Unit Certificates available for delivery.

         The Unit Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Unit Certificates may be manual or facsimile.

         Unit Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Unit Certificates or did not hold such offices at the date of such Unit Certificates.

         Each Unit Certificate shall be dated the date of its authentication.

         No Purchase Contract evidenced by a Unit Certificate shall be valid until such Unit Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Unit Certificate has entered into the Purchase Contracts evidenced by such Unit Certificate.

         No Unit Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Unit Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized

                                                       S&C Draft of June 6, 1999




signatory of the Purchase Contract Agent by manual signature, and such certificate upon any Unit Certificate shall be conclusive evidence, and the only evidence, that such Unit Certificate has been duly authenticated and delivered hereunder.

SECTION 304.  Temporary Unit Certificates.

         Pending the preparation of definitive Unit Certificates, the Company shall execute and deliver (together with an Issuer Order) to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Unit Certificates, temporary Unit Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Unit Certificates, as evidenced by their execution of the Unit Certificates.

         If temporary Unit Certificates are issued, the Company will cause definitive Unit Certificates to be prepared without unreasonable delay. After the preparation of definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable for definitive Unit Certificates upon surrender of the temporary Unit Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Unit Certificates of authorized denominations and evidencing a like number of Units, as the case may be, as the temporary Unit Certificate or Unit Certificates so surrendered. Until so exchanged, the temporary Unit Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Unit Certificates.

SECTION 305.  Registration; Registration of Transfer and Exchange.

         The Purchase Contract Agent shall keep at the Corporate Trust Office registers (the registers maintained in such office being herein referred to as the "Unit Registers") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Unit Certificates evidencing the Units and of transfers of Unit Certificates evidencing Units (the Purchase Contract Agent, in such capacity, the "Unit Registrar"). Upon request from any Trustee or the Company, the Purchase Contract Agent shall furnish to such requesting party a copy of the Unit Register for the Unit Certificates evidencing the Units as promptly as practicable.

         Upon surrender for registration of transfer of any Unit Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the

                                                       S&C Draft of June 6, 1999




Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Unit Certificates evidencing a like number of Units.

         At the option of the Holder, Unit Certificates may be exchanged for other Unit Certificates evidencing a like number of Units upon surrender of the Unit Certificates to be exchanged at the Corporate Trust Office. Whenever any Unit Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Unit Certificates which the Holder making the exchange is entitled to receive.

         All Unit Certificates issued upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the same number of Units, and be entitled to the same benefits and subject to the same obligations, under the Principal Agreements as the Units, evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

         Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Unit Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Unit Certificates (which, for these purposes, includes a transfer of Pledged Securities as contemplated by Section 504(a)), other than any exchanges pursuant to Sections 304, 306 and 805 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Unit Certificate in respect of a Unit Certificate presented or surrendered for registration of transfer or for exchange on or after the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall (a) if the Stock Purchase Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Stock Purchase Date, transfer the liquidation or principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

                                                       S&C Draft of June 6, 1999




         The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Unit Certificates:

                  (a) Each Global Unit Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Unit Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Unit Certificate shall constitute a single Unit Certificate for all purposes of this Agreement.

                  (b) Notwithstanding any other provision in this Agreement, no Global Unit Certificate may be exchanged in whole or in part for Unit Certificates registered, and no transfer of a Global Unit Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Unit Certificate or a nominee thereof unless (i) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Unit Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Principal Agreements.

                  (c) Subject to Clause (b) above, any exchange of a Global Unit Certificate for other Unit Certificates may be made in whole or in part, and all Unit Certificates issued in exchange for a Global Unit Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Unit Certificate shall direct.

                  (d) Every Unit Certificate authenticated and delivered upon registration of transfer of, in exchange for or in lieu of a Global Unit Certificate or any portion thereof, whether pursuant to this Section, Section 304, 306 or 805 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Unit Certificate, unless such Unit Certificate is registered in the name of a Person other than the Depositary for such Global Unit Certificate or a nominee thereof.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Unit Certificates.

         If any mutilated Unit Certificate is surrendered to the Unit Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Unit Certificate, evidencing the same number of Units and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Purchase Contract Agent (a) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate, and

                                                       S&C Draft of June 6, 1999




(b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate, evidencing the same number of Units and bearing a number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, on or after the Stock Purchase Date or the Termination Date, a Unit Certificate in respect of any mutilated, destroyed, lost or stolen Unit Certificate. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall (a) if the Stock Purchase Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Unit Certificate, or (b) if a Termination Event shall have occurred on or prior to the Stock Purchase Date, transfer the liquidation or principal amount of the Pledged Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         Upon the issuance of any new Unit Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

         Every new Unit Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Unit Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of the Principal Agreements equally and proportionately with any and all other Unit Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Unit Certificates.

                                                       S&C Draft of June 6, 1999




SECTION 307.  Persons Deemed Owners.

         Prior to due presentment of a Unit Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Unit Certificate is registered as the owner of the Units evidenced thereby, for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving or making payments of Contract Fees and performance of the underlying Purchase Contracts and for all other purposes whatsoever, whether or not the payment of distributions or interest on the Pledged Securities or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Unit Certificate, nothing herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Unit Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Unit Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Unit Certificate.

SECTION 308.  Cancellation.

         All Unit Certificates surrendered for delivery of Common Shares on or after the Stock Purchase Date, transfer of Pledged Securities after the occurrence of a Termination Event or registration of transfer or exchange shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Unit Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order, be promptly canceled by the Purchase Contract Agent. No Unit Certificates shall be authenticated, executed on behalf of the Holder and delivered upon transfer of, in exchange for or in lieu of any Unit Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Unit Certificates held by the Purchase Contract Agent shall be disposed of as directed by Issuer Order.

         If the Company or any Affiliate of the Company shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Unit Agent canceled or for cancellation.

                                                       S&C Draft of June 6, 1999




SECTION 309.  Payments on the Units.

         Contract Fees payable by the Company to the Holders, and all amounts payable to Holders as required by Section 401 or 504(b), will be payable at the office of the Purchase Contract Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the relevant Unit Register on the Record Date; provided, however, that for so long as any Units are evidenced by Global Certificates, the Purchase Contract Agent will pay each such amount payable in respect of such Units by wire transfer in same-day funds, no later than 2:00 p.m., New York City time, on the Business Day such amount is received by the Purchase Contract Agent from the Collateral Agent or the Company (or, if such amount is received by the Purchase Contract Agent after 1:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, no later than 10:00 a.m., New York City time, on the next succeeding Business Day), to the Depositary, to the account or accounts designated by it for such purpose.

                                  ARTICLE FOUR

                             THE PLEDGED SECURITIES

SECTION 401.  Payments on the Pledged Securities.

         Subject to Section 504(b), upon receipt from the Collateral Agent of payments in respect of the Pledged Securities underlying any Holder's Units, the Purchase Contract Agent shall pay any amount, which remains after any payments payable to the Company by such Holder in respect of the Contract Fee, if any, have been made by the Collateral Agent on behalf of such Holder, to the Person in whose name the Unit Certificate (or one or more Predecessor Unit Certificates) evidencing such Units is registered at the close of business on the Record Date next preceding such Quarterly Payment Date.

         Payments on the Pledged Securities on the Stock Purchase Date are addressed in Section 504.

SECTION 402. Transfer of Pledged Securities Upon Occurrence of Termination
Event.

         Upon the occurrence of a Termination Event and the transfer of the Pledged Securities underlying each Holder's Units to the Purchase Contract Agent pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Pledged Securities from such Holder by written request mailed to such Holder at his address as it appears in the relevant Unit Register and shall give notice of such Termination Event to the Collateral Agent. Thereafter, upon surrender to the Purchase Contract Agent of a Unit Certificate evidencing a Holder's Units, with transfer instructions in proper form for transfer of the underlying Pledged Securities, the Purchase Contract Agent shall transfer the Pledged Securities evidenced by such Unit Certificate to such Holder in accordance with such instructions; provided, however, that if the Pledged Securities are to be transferred to a Person other than the Person in whose name such Unit

                                                       S&C Draft of June 6, 1999




Certificate is registered, no such transfer shall be made unless the Person requesting the transfer has paid any transfer and other taxes required by reason of such transfer to a Person other than the registered Holder of such Unit Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable. Until the foregoing conditions to transfer any of the Pledged Securities underlying any Units has been met, the Purchase Contract Agent shall hold such Pledged Securities as custodian for the Holder of such Units.

         If upon a Termination Event any Holder of Units would, after satisfying the foregoing conditions, otherwise be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of any series having a principal amount that is not an integral multiple of $1,000, such Holder shall instead be entitled to receive (or have transferred to such Holder's designee) Treasury Securities of such series in a principal amount equal to the next lower integral multiple of $1,000 plus a portion of the net proceeds from the sale of Treasury Securities of such series contemplated by the succeeding sentence representing such Holder's interest therein. As soon as practicable after transfer to the Purchase Contract Agent of the Pledged Securities as provided in the Pledge Agreement, the Purchase Contract Agent shall, on behalf of all Holders who, by virtue of the preceding sentence, will not be entitled to a portion of the Treasury Securities of any series to which they would otherwise be entitled, aggregate and sell the Treasury Securities of such series representing such portion to or through one or more U.S. government securities dealers at then prevailing prices, deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales and, until the net proceeds therefrom have been distributed to the Holders entitled thereto or their designees, hold such proceeds in trust for such Holders.

SECTION 403. Transfer of Pledged Securities Upon Early Settlement and Merger Early Settlement.

         (a) In the event of Early Settlement as described in Section 511, the Pledged Securities with respect to all Units which have been presented for settlement shall be released by the Collateral Agent to the Unit Holder upon satisfaction of the conditions precedent described in Section 511.

         (b) In the event of a Cash Merger as described in Section 512, the Pledged Securities with respect to all Units which have been presented for payment on the Merger Early Settlement Date shall be released by the Collateral Agent and presented to the Company in consideration for the securities, cash and other property receivable by the Unit Holder in settlement of the Unit pursuant to Section 506(b).

                                                       S&C Draft of June 6, 1999




SECTION 404.  Transfer of Notes Upon Remarketing.

         Upon receipt of the notice from the Purchase Contract Agent under
Section 504(a), the Collateral Agent, pursuant to the terms of the Pledge Agreement, may cause the Notes subject to such notice to be presented to the Remarketing Agent for remarketing and subsequent transfer.

SECTION 405.  Substitution of Pledged Securities.

         (a) A Holder may separate the Notes from the related Purchase Contracts in respect of a Unit by substituting for such Notes cash to be used by the Remarketing Agent to purchase Treasury Consideration in respect of such Notes (a "Collateral Substitution"). Each Holder of a Unit who intends to effect a Collateral Substitution shall notify the Purchase Contract Agent by use of a notice substantially in the form of Exhibit C hereto of its intention to effect a Collateral Substitution. Such notice shall be given prior to 10:00 a.m., New York City time, on the seventh Business Day prior to March __, 2002. Prior to 11:00 a.m., New York City time, on the next succeeding Business Day, the Purchase Contract Agent shall notify the Company and the Remarketing Agent of the receipt of such notices from Holders intending to make a Collateral Substitution.

         (b) On the fifth Business Day prior to March __, 2002, the Purchase Contract Agent shall publish a notice in a leading daily newspaper in New York City, which is expected to be The Wall Street Journal, stating the amount of the Treasury Consideration which will need to be contributed per Note in order to effect a Collateral Substitution and the cash payment required to so purchase such Treasury Consideration.

         (c) To effect such Collateral Substitution the Holder shall (a) deposit with the Securities Intermediary the Treasury Consideration in respect of the Notes comprising part of such Units prior to 12:00 p.m. New York City time on the fourth Business Day prior to March __, 2002 and (b) give a notice to the Purchase Contract Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the amount of each needed to purchase the relevant amount of each needed to purchase the Treasury Consideration in respect of their Units to the Securities Intermediary and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Notes underlying such Units, whereupon the Purchase Contract Agent shall give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement. If a Holder fails to deliver the Treasury Consideration prior to 11:00 a.m., New York City time on the fourth Business Day prior to March __, 2002, such Holder's Notes will be remarketed by the Remarketing Agent.

         (d) In the event of a Collateral Substitution as described in this
Section 405, the Pledged Securities with respect to all Units which have been presented for settlement shall be released by the Securities Intermediary to the Holder upon satisfaction of the conditions precedent described in this Section
405. The date of such release shall not be prior to March __, 2002.

                                                       S&C Draft of June 6, 1999




         (e) Holders who elect to separate the Notes from the related Purchase Contract and to substitute Treasury Securities for such Notes, shall be responsible for any reasonable fees or expenses payable to the Collateral Agent for its services as collateral agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                                  ARTICLE FIVE

                             THE PURCHASE CONTRACTS

SECTION 501.  Purchase of Common Shares.

         Each Holder of a Unit Certificate, by his acceptance thereof, agrees that it has entered into and shall be bound by the underlying Purchase Contract the terms and conditions of which are set forth in this Article Five. Each Purchase Contract shall obligate the Holder of such Unit to purchase, and the Company to sell, on the Stock Purchase Date, at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event. The "Settlement Rate" is equal to (a) if the Average Trading Price (as defined below) is greater than or equal to the Threshold Appreciation Price, - of a Common Share per Purchase Contract, (b) if the Average Trading Price is less than the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Share per Purchase Contract equal to the Stated Amount divided by the Average Trading Price (rounded upward or downward to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) and (c) if the Average Trading Price is less than or equal to the Stated Amount, one Common Share per Purchase Contract, in each case subject to adjustment as provided in Section 506. As provided in Section 509, no fractional Common Shares will be issued upon settlement of Purchase Contracts.

         The Average Trading Price means the average of the Closing Prices per Common Share on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Stock Purchase Date. The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by The NASDAQ Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter

                                                       S&C Draft of June 6, 1999




market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.

         Each Holder of a Unit Certificate evidencing Units, by his acceptance thereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the underlying Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Pledged Securities underlying such Units pursuant to the Pledge Agreement. Each Holder of Units, by his acceptance thereof, further irrevocably covenants and agrees that, if because of a Failed Remarketing described in Section 504(b), a Holder is unable to satisfy its obligation to the Company under the Purchase Contracts underlying such Units as provided in Section 504(a), then to the extent and in the manner provided in Section 504(b) and the Pledge Agreement, but subject to the terms thereof, payments in respect of all or a portion of the principal of or proceeds from the Pledged Securities on the Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts evidenced thereby and by the Pledge Agreement and the transferor shall be released from all such obligations evidenced by the Unit Certificate so transferred. The Company covenants and agrees, and each Holder of a Unit Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

SECTION 502.  Contract Fees.

         Contract Fees payable in respect of each Purchase Contract to the Company will be paid to the Company by the Collateral Agent, on behalf of the Holders, on each Quarterly Payment Date to and including the Stock Purchase Date, provided that the Collateral Agent shall have received sufficient payments in respect of Pledged Securities.

         Each Unit Certificate delivered under this Agreement upon registration of transfer of, in exchange for or in lieu of any other Unit Certificate shall carry the rights to receive and obligations to pay Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Unit Certificate.

                                                       S&C Draft of June 6, 1999




SECTION 503.  [Intentionally left Blank].

SECTION 504.  Payment of Purchase Price.

         (a) The Purchase Contract Agent shall notify the Remarketing Agent, promptly after 11:00 a.m., New York City time, on the third Business Day immediately preceding the Remarketing Date, of the aggregate principal amount of Notes held by the Unit Agent all of which shall be remarketed in accordance with the Remarketing Agreement.

         Upon application of the proceeds from the remarketing of the Notes equal to the Treasury Consideration by the Collateral Agent in accordance with the Pledge Agreement, such Holders' obligations to pay the Purchase Price for the Common Shares under the related Purchase Contracts on the Stock Purchase Date will be deemed to have been satisfied in full. Holders whose Notes are so remarketed shall not be responsible for the payment of any remarketing fee in connection therewith. If, in spite of using reasonable efforts, the Remarketing Agent cannot remarket the related Notes of such Holders at a price of 100.25% of the Treasury Consideration prior to the Stock Purchase Date, the remarketing shall be deemed to have failed (a "Failed Remarketing") and in accordance with the terms of the Pledge Agreement the Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes under the Pledge Agreement, including those actions specified in paragraph (b) below. The Company shall cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Stock Purchase Date in a daily newspaper in the English language of general circulation in The City of New York.

         (b) With respect to any Notes which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (c) below, may, among other things, (i) retain the Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or
(ii) sell the Notes in one or more public or private sales; provided, that if upon a Failed Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accrued and unpaid distributions on such Notes shall become payable by the Company to the Purchase Contract Agent for payment to the beneficial owner of the Units to which such Notes relate.

         (c) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent paid by Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Pledged Securities pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of the Pledged Securities and the Purchase Price.

         (d) The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have received payment in full of the aggregate purchase price for

                                                       S&C Draft of June 6, 1999




Common Shares to be purchased thereunder in the manner herein set forth (either directly or by operation of set-off as contemplated by the preceding sentence).

SECTION 505.  Issuance of Common Shares.

         As promptly as practicable on or after the Stock Purchase Date, upon receipt by the Company of payment in full of the aggregate purchase price for the Common Shares purchased by the Holders pursuant to the foregoing provisions of this Article, and subject to Section 506(b), the Company shall deposit with the Purchase Contract Agent, for the benefit of the Holders of the Units, one or more certificates representing the Common Shares registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Unit Certificate to the Purchase Contract Agent on or after the Stock Purchase Date, with the form of Settlement Instructions thereon duly completed and executed, the Holder of such Unit Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in Section 509 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Unit Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the form of Settlement Instructions appearing on the surrendered Unit Certificate.

         If any Common Shares issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Unit Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Unit Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 506.  Adjustment of Settlement Rate.

         (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on any class of common stock of the Company in Common Shares, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination

                                                       S&C Draft of June 6, 1999




and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Shares (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per Common Share on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any such rights, options or warrants in respect of Common Shares held in the treasury of the Company.

         (3) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Share evidences of its indebtedness or assets (including securities, but

                                                       S&C Draft of June 6, 1999




excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Purchase Contract Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share and the denominator shall all be such Current Market Price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed in a Reorganization Event to which Section 506(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, when combined with (I) the aggregate amount of any other distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph (5) and (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the date of expiration of such tender or exchange offer, of the consideration paid in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per Common Share on the date fixed for the determination of stockholders entitled to receive such distribution times the number of Common Shares outstanding on such date (such excess portion of such distribution being herein referred to as the "Excess Amount"), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the Current Market Price per Common Share on the date fixed for such determination less an amount equal to (x) such Excess Amount divided by (y) the number of Common Shares outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the Current Market Price per Common Share on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                                                       S&C Draft of June 6, 1999




         (6) In case the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Shares and pay an aggregate consideration in respect thereof having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, when combined with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the date of expiration of such tender or exchange offer, of the consideration paid in respect of any other tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the date of expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph
(6) has been made and (II) the aggregate amount of any distributions to all holders of the Company's Common Shares made exclusively in cash within 12 months preceding the date of expiration of such tender or exchange offer to the extent such amount has not already been applied in a prior adjustment pursuant to paragraph (5) of this Section, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date of expiration of such tender or exchange offer times the number of Common Shares outstanding (including any tendered shares) at the close of business on the date of such expiration, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date of such expiration by a fraction of which (i) the numerator shall be (A) the product of (I) the Current Market Price per Common Share on the date of such expiration and (II) the number of Common Shares outstanding (including any tendered shares) at the close of business on the date of such expiration less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration paid in respect of such tender or exchange offer and (ii) the denominator shall be the product of (A) the Current Market Price per share of the Common Stock on the date of such expiration and (B) the number of Common Shares outstanding (including any tendered shares) at the close of business on the date of such expiration less the number of shares acquired pursuant to such tender or exchange, such adjustment to become effective immediately prior to the opening of business on the day following the date of such expiration.

         (7) The reclassification of Common Shares into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 506(b) applies) shall be deemed to involve
(i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

                                                       S&C Draft of June 6, 1999




         (8) The "Current Market Price" per Common Share on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term " 'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a Common Share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 506(a), an adjustment shall also be made to the Average Trading Price solely to determine which of clauses (a),
(b) or (c) of the definition of Settlement Rate in Section 501 will apply on the Stock Purchase Date. Such adjustment shall be made by multiplying the Average Trading Price by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5),
(6), (7) or (10) of this Section 506(a) and the denominator shall be the Settlement Rate immediately before such adjustment.

         (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Shares resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company (any such event, a "Reorganization Event"), each Holder of Units will thereafter be entitled to receive on the Stock Purchase Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a Holder of the number of Common Shares issuable on account of such Purchase Contract if the Stock Purchase Date had occurred immediately prior to such

                                                       S&C Draft of June 6, 1999




Reorganization Event, assuming such Holder of Common Shares is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holders of Outstanding Units shall have the rights provided by this Section 506. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

SECTION 507.  Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the adjusted Settlement Rate in accordance with Section 506 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Section 506 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any holder of Units to determine whether any facts exist which may require

                                                       S&C Draft of June 6, 1999




any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

SECTION 508.  No Fractional Shares.

         No fractional shares or scrip representing fractional Common Shares shall be issued or delivered upon settlement on the Stock Purchase Date. If Unit Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full Common Shares which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Unit Certificates so surrendered. Instead of any fractional Common Share which would otherwise be deliverable upon settlement of any Purchase Contracts on the Stock Purchase Date, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to such fraction times the Average Trading Price. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 508 in a timely manner.

SECTION 509.  Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the Common Shares pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Unit Certificate evidencing a Purchase Contract or any issuance of a Common Share in a name other than that of the registered Holder of a Unit Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Unit Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 510.  Termination Event; Notice.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, all obligations and rights to pay or receive any accrued or deferred Contract Fees or to settle such Purchase Contracts pursuant to this

                                                       S&C Draft of June 6, 1999




Article Five, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and the Collateral Agent, at their addresses as they appear in the Unit Registers. Upon and after the occurrence of a Termination Event, the provisions of this Article Five (other than this Section 510) shall automatically terminate and be of no further force or effect, and the Unit Certificates shall thereafter represent only the right to receive the Pledged Securities forming a part of the Units theretofore evidenced thereby in accordance with the provisions of Section 402 and the Pledge Agreement.

SECTION 511.  Early Settlement.

         (a) Subject to and upon compliance with the provisions of this Section 511, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early ("Early Settlement") on or prior to 10:00 a.m. on the Seventh Business Day immediately preceding March -, 2002, as provided herein. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of a Unit Certificate shall deliver such Unit Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse side thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to $- times the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus any accrued and unpaid Contract Fees related to such Units. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying Units at or prior to 5:00 p.m., New York City time, on a Business Day, such date shall be the "Early Settlement Date" with respect to such Units and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Units shall be the next succeeding Business Day.

         (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive regardless of the market price of the Common Shares on the Early Settlement Date, - Common Shares on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the manner and at the same time as the Settlement Rate is adjusted.

         (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the Common Shares issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 508, and (ii) the related Notes to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

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                                                       S&C Draft of June 6, 1999




         (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of Common Shares from the Company and the Notes from the Collateral Agent, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Unit Certificate evidencing the related Units, (i) transfer to the Holder the Notes forming a part of such Units, and
(ii) deliver to the Holder a certificate or certificates for the full number of Common Shares issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 508.

         (e) In the event that Early Settlement is effected (i) no Contract Fees will accrue following the Early Settlement Date, and (ii) with respect to Purchase Contracts underlying less than all the Units evidenced by a Unit Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Unit Certificate evidencing the Units as to which Early Settlement was not effected.

SECTION 512.  Early Settlement Upon Merger.

         (a) In the event of a merger or consolidation of the Company of the type described in clause (i) of Section 506(b) in which the Common Shares outstanding immediately prior to such merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each Unit the right to settle the Purchase Contract underlying such Unit prior to the Stock Purchase Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger the Company or, at the request and expense of the Company, the Purchase Contract Agent shall give all Holders notice, in the manner provided in Section 105, of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Purchase Contract Agent and the Collateral Agent.

         Each such notice shall contain:

                  (i) the date, which shall be not less than 20 nor more than 30 days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                  (ii) the date, which shall be three Business Days prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                  (iii) the Settlement Rate in effect as a result of such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon settlement of each Purchase Contract pursuant to Section 506(b);

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                                                       S&C Draft of June 6, 1999




                  (iv) a statement to the effect that all or a portion of the Stated Amount payable by the Holder to settle the Purchase Contract will be offset against the amount of cash so receivable upon exercise of Merger Early Settlement, as applicable;

                  (v) the instructions a Holder must follow to exercise the Merger Early Settlement right; and

                  (vi) a statement to the effect that accrued and unpaid Contract Fees in respect of the Purchase Contracts for which Merger Early Settlement shall have been effected shall be payable on the Merger Early Settlement Date and that upon such payment Contract Fees on such Purchase Contracts shall cease to accrue.

         (b) To exercise a Merger Early Settlement right, a Holder shall deliver to the Purchase Contract Agent on or before 5:00 p.m., New York City time on the date specified in the notice the Unit Certificate(s) with respect to which the Merger Early Settlement right is being exercised with the form of "Election to Settle Early" on the reverse thereof, duly completed accompanied by payment of the purchase price for the property to be purchased pursuant to the Purchase Contracts underlying such Units plus accrued and unpaid Contract Fees related to such Units, which payment shall be made in lawful money of the United States by certified or cashier's check payable to the order of the Company in immediately available funds in an amount equal to the aggregate Stated Amount of the Units in respect of which the Merger Early Settlement is being effected less the amount of cash that otherwise would be deliverable by the Company or its successor upon settlement of the Purchase Contract in lieu of Common Shares pursuant to Section 506(b) and as described in the notice to Holders.

         (c) In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, (i) on the Merger Early Settlement Date the Company shall deliver or cause to be delivered by the Purchase Contract Agent to each such exercising Holder the net cash, securities and other property to be received, as provided herein, by such exercising Holder in respect of the number of Purchase Contracts for which such Merger Early Settlement right was exercised, after deducting all unpaid Contract Fees accrued to the Merger Early Settlement Date payable by such Holder on such Purchase Contracts, in accordance with the settlement instructions provided by such Holder and (ii) all references herein to Stock Purchase Date shall be deemed to refer to such Merger Early Settlement Date and all references to the form of Settlement Instruction shall be deemed to refer to the form of Election to Settle Early, as applicable.

         (d) In the event that Merger Early Settlement is effected with respect to less than all of the Purchase Contracts underlying the Units evidenced by a Unit Certificate, upon such Merger Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders and deliver to the Holder thereof, at the

                                                       S&C Draft of June 6, 1999




expense of the Company, a Unit Certificate evidencing the Units as to which Merger Early Settlement was not effected.

                                   ARTICLE SIX

                                    REMEDIES

SECTION 601.  Unconditional Rights of Holders.

         Notwithstanding any other provision in this Agreement, the Holder of any Unit shall have the right, which is absolute and unconditional but which is subject to Section 510, to purchase Common Shares pursuant to the Purchase Contract underlying such Unit and to receive payment of Contract Fees payable by the Company to such Holder with respect to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right, and such rights shall not be impaired without the consent of such Holder.

SECTION 602.  Restoration of Rights and Remedies.

         If any Holder of Units has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 603.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Unit Certificates in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Holders of Units is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 604.  Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

                                                       S&C Draft of June 6, 1999




SECTION 605.  Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of any Unit by his acceptance of the Unit Certificate evidencing such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder of Units, or group of Holders, holding in the aggregate more than 10% of the number of Outstanding Units, or to any suit instituted by any Holder of Units for the enforcement of payments due in respect of Pledged Securities or Contract Fees on Purchase Contracts underlying such Units on or after the respective due dates therefor, or for enforcement of the right to purchase Common Shares under the Purchase Contracts constituting a part of such Units.

SECTION 606.  Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                           THE PURCHASE CONTRACT AGENT

SECTION 701.  Certain Duties and Responsibilities.

                  (a)(i) The Purchase Contract Agent undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and

                  (ii) in the absence of bad faith or negligence on its part, the Purchase Contract Agent may, with respect to the Units, conclusively rely, as to the truth of

                                                       S&C Draft of June 6, 1999




         the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement but shall have no duty to confirm or investigate the accuracy or mathematical calculations or other facts stated therein.

         (b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

                  (iii) no provision of this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

SECTION 702.  Notice of Default.

         Within 90 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to all Holders of Units, as their names and addresses appear in the Unit Registers, notice of such default hereunder, unless such default shall have been cured or waived.

SECTION 703.  Certain Rights of Purchase Contract Agent.

         Subject to the provisions of Section 701:

                  (a) the Purchase Contract Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opin-

                                                       S&C Draft of June 6, 1999




         ion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

                  (d) the Purchase Contract Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Units and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (f) the Purchase Contract Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 704.  Not Responsible for Recitals or Issuance of Units.

         The recitals contained herein and in the Unit Certificates shall be taken as the statements of the Company and the Purchase Contract Agent assumes no responsibility for their correctness. The Purchase Contract Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. The Purchase Contract Agent shall not be

                                                       S&C Draft of June 6, 1999




accountable for the use or application by the Company of the proceeds in respect of the Notes or Purchase Contracts.

SECTION 705.  May Hold Units.

         Any Unit Registrar or any other agent of the Company, or the Purchase Contract Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company with the same rights it would have if it were not Unit Registrar or such other agent, or the Purchase Contract Agent.

SECTION 706.  Money Held in Trust.

         Money held by the Purchase Contract Agent hereunder need not be segregated from other funds except to the extent required by law. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 707.  Compensation and Reimbursement.

         The Company agrees:

                  (a) to pay to the Purchase Contract Agent from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Purchase Contract Agent shall from time to time agree in writing;

                  (b) except as otherwise expressly provided herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and their agents for, and to hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Purchase Contract Agent), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The provision of this Section 707 shall survive the termination of this Agreement and the resignation or removal of the Purchase Contract Agent.

                                                       S&C Draft of June 6, 1999


SECTION 708.  Purchase Contract Agent Required; Eligibility.

         There shall at all times be an Purchase Contract Agent hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 709.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 710.

         (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 710 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

         (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company.

         (d)      If at any time

                  (i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months, or

                  (ii) the Purchase Contract Agent shall cease to be eligible under Section 708 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

         (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 710. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 710, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

         (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Units as their names and addresses appear in the Unit Registers. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

SECTION 710.  Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor

                                                       S&C Draft of June 6, 1999



Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

         (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

SECTION 711.  Merger, Conversion, Consolidation or Succession to Business.

         Any corporation or banking association into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation or banking association succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Unit Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Unit Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

SECTION 712.  Preservation of Information; Communications to Holders.

         (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Unit Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the

                                                       S&C Draft of June 6, 1999

information preserved at the time by the Purchase Contract Agent in accordance with Section 712(a).

         (c) Every Holder of Units, by receiving and holding the Unit Certificates evidencing the same, agrees with the Company and the Purchase Contract Agent that none of the Company, the Purchase Contract Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 712(b), regardless of the source from which such information was derived.

SECTION 713.  No Obligations of Purchase Contract Agent.

         Except to the extent otherwise provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Unit Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Unit Agent's execution of the Unit Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

SECTION 714.  Tax Compliance.

         (a) The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Purchase Contract Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 701(a)(ii) hereof.

         (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.

                                                       S&C Draft of June 6, 1999

                                  ARTICLE EIGHT

                             SUPPLEMENTAL AGREEMENTS

SECTION 801.  Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the parties to either Principal Agreement, at any time and from time to time, may enter into one or more agreements supplemental hereto or thereto, in form satisfactory to such parties, for any of the following purposes:

                  (1) to evidence the succession of another Person to any such party, and the assumption by any such successor of the covenants of such party herein or therein and under the Units; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent; or

                  (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 506(b); or

                  (5) to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to such matters or questions arising under such Principal Agreement, provided such action shall not adversely affect the interests of the Holders.

SECTION 802.  Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Units, by Act of said Holders delivered to the parties to either Principal Agreement, such parties (when authorized, in the case of the Company, by a Board Resolution) may enter into an agreement or agreements supplemental to such Principal Agreement for the purpose of modifying in any manner the terms of the Units, or the provisions of such Principal Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby,

                  (1) change any payment date;

                  (2) change the amount or type of Pledged Securities required to be pledged to secure obligations under the Units, impair the right of the Holder of any

                                                       S&C Draft of June 6, 1999

         Unit to receive distributions or interest payments on the underlying Pledged Securities or otherwise adversely affect the Holder's rights in or to such Pledged Securities;

                  (3) reduce the Contract Fees or other amounts receivable by Holders in respect of Units or increase other amounts payable by Holders in respect of Units or change any place where, or the coin or currency in which, any Contract Fees or other amounts receivable or payable in respect of Units are payable;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract;

                  (5) reduce the number of Common Shares to be purchased pursuant to any Purchase Contract, increase the price to purchase Common Shares upon settlement of any Purchase Contract, change the Stock Purchase Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the Outstanding Units the consent of whose Holders is required for any such supplemental agreement.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental agreement to any Principal Agreement. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental agreement, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 803.  Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by the Principal Agreements, the Purchase Contract Agent shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Unit Agent's own rights, duties or immunities under this Agreement or otherwise.

                                                       S&C Draft of June 6, 1999




SECTION 804.  Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, the relevant Principal Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of such Principal Agreement for all purposes; and every Holder of Unit Certificates theretofore or thereafter authenticated, executed on behalf of the Holder and delivered hereunder shall be bound thereby.

SECTION 805.  Reference to Supplemental Agreements.

         Unit Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Unit Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for Outstanding Unit Certificates evidencing the same number of Units.

                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 901. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

         The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its assets to any Person, unless (a) the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of Canada or the United States of America or a Province or State thereof and such corporation shall assume the obligations of the Company under the Purchase Contracts and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Purchase Contract Agent and, in the case of the Pledge Agreement, the Collateral Agent, executed and delivered to the Purchase Contract Agent, and, in the case of the Pledge Agreement, the Collateral Agent by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition under any Principal Agreement or under any of the Units.

                                                       S&C Draft of June 6, 1999




SECTION 902.  Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named in the Principal Agreements as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Seagram Company Ltd., any or all of the Unit Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Unit Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Unit Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Unit Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Unit Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Unit Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance) may be made in the Unit Certificates evidencing Units thereafter to be issued as may be appropriate.

SECTION 903.  Opinion of Counsel to Purchase Contract Agent.

         The Purchase Contract Agent, subject to Sections 701 and 703, shall be provided an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Performance Under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

                                                       S&C Draft of June 6, 1999




SECTION 1002.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Unit Certificates may be presented or surrendered for acquisition of Common Shares upon settlement and for transfer of Pledged Securities upon occurrence of a Termination Event, where Unit Certificates may be surrendered for registration of transfer or exchange, where payment of Contract Fees payable by the Company to the Holders may be made and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Unit Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

SECTION 1003.  Company to Reserve Common Shares.

         The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares the full number of Common Shares issuable against tender of payment in respect of all Purchase Contracts underlying the Units.

SECTION 1004.  Covenants as to Common Shares.

         The Company covenants that all Common Shares which may be issued against tender of payment in respect of the Purchase Contracts underlying the Units will, upon issuance, be newly issued (i.e., not issued out of treasury shares) and be duly authorized, validly issued, fully paid and nonassessable.

                                                       S&C Draft of June 6, 1999




SECTION 1005.  Statements of Officers of the Company as to Default.

         The Company will deliver to the Purchase Contract Agent, on or before - in each year (beginning the first - after the date of the original issuance of the Units hereunder) a brief certificate from the principal executive, financial or accounting officer of the Company stating that in the course of the performance by the signer of his or her duties as an officer of the Company he or she would normally have knowledge of any default or non-compliance by the Company in the performance of any covenants or conditions contained in this Agreement, stating whether or not he or she has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof. For purposes of this
Section 1005, non-compliance or default shall be determined without regard to any grace period or requirement of notice.

                                                       S&C Draft of June 6, 1999




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            THE SEAGRAM COMPANY LTD.



                                            By:




                                            THE BANK OF NEW YORK,
                                            as Purchase Contract Agent



                                            By:

                                                       S&C Draft of June 6, 1999




                                                                       EXHIBIT A


                            FORM OF UNIT CERTIFICATE

                            THE SEAGRAM COMPANY LTD.

               -% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

                           (STATED AMOUNT $- PER UNIT)


CUSIP No. 811850205

No. ____                                                      ____________ Units


                  This Unit Certificate certifies that Cede & Co. is the registered Holder of the number of Units set forth above. Each Unit represents the right to purchase Common Shares under a Purchase Contract with The Seagram Company Ltd., a Canadian corporation (the "Company"), together with ownership of the Subordinated Deferrable Notes of Joseph E. Seagram & Sons, Inc. (the "Notes") or other Pledged Securities pledged to secure the obligations owed to the Company under such Purchase Contract, subject to the pledge arrangements securing the foregoing obligations.

                  Each Purchase Contract evidenced hereby is governed by and set forth in a Purchase Contract Agreement, dated as of June __, 1999 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (herein called the "Purchase Contract Agent"). All terms used herein which are not defined herein and which are defined in the Purchase Contract Agreement have the meanings set forth therein. The Pledge evidenced hereby is governed by the Pledge Agreement. Reference is hereby made to the Purchase Contract Agreement and the Pledge Agreement, and any supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, the Collateral Agent and the Holders. The summary contained herein is qualified in its entirety by the provisions of the Principal Agreements, and the Principal Agreements shall govern the rights of the parties to the extent that there is any conflict between such summary and such provisions.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Unit Certificate to purchase, and the Company to sell, on June -, 2002 (the "Stock Purchase Date"), at a price equal to $- per unit (the "Stated Amount"), a number of Common Shares, having such terms as set forth in the Company's Articles of Amalgamation, as amended from time to time ("Common Shares"), of the Company equal to the Settlement Rate, unless on

                                                       S&C Draft of June 6, 1999

or prior to the Stock Purchase Date there shall have occurred a Termination Event. The "Settlement Rate" is equal to (a) if the Average Trading Price (as defined in the Purchase Contract Agreement) is greater than or equal to $- (the "Threshold Appreciation Price"), - of a Common Share per Purchase Contract, (b) if the Average Trading Price is less than the Threshold Appreciation Price but is greater than the Stated Amount, a fractional Common Share per Purchase Contract equal to the Stated Amount divided by the Average Trading Price (rounded to the nearest 1/10,000th of a share or, if there is no nearest 1/10,000th of a share, rounded downward to the nearest 1/10,000th of a share) and (c) if the Average Trading Price is less than or equal to the Stated Amount, one Common Share per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, but instead of issuing any fractional interest the Company shall make a cash payment as provided in the Purchase Contract Agreement. The purchase price for the Common Shares to be purchased pursuant to each Purchase Contract evidenced hereby, if not paid by 10:00 a.m., New York City time, on the Stock Purchase Date, shall be paid by application of payments received by the Company on the Stock Purchase Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the Pledged Securities pledged to secure such Holder's obligations under such Purchase Contract.

                  The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations to receive and pay accrued or deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Securities from the Pledge. The Units shall thereafter represent the right to receive the Pledged Securities forming a part of such Units in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

                  The [Company][Holder] shall pay, on each March, June, September and December, commencing __________________, 1999 (each, a "Quarterly Payment Date"), in respect of each Purchase Contract evidenced hereby, a fee (the "Contract Fee") accruing on the Stated Amount of such Unit from and including the date of first issuance of the Units at a rate per annum equal to __% (the "Contract Fee Rate") (computed on the basis of a 360- day year of twelve 30-day months and subject to deferral as described in the Master Unit Agreement), plus any additional fees accrued thereon pursuant to Section 503 of the Master Unit Agreement. [SUCH PAYMENT WILL BE FUNDED OUT OF PAYMENTS MADE IN RESPECT OF THE PLEDGED SECURITIES EVIDENCED HEREBY].

                  Pursuant to the Pledge Agreement, the Pledged Securities constituting part of each Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Unit.

                                                       S&C Draft of June 6, 1999

                  The Pledge Agreement provides that all payments with respect to any of the pledged Notes received by the Collateral Agent shall be paid by the Collateral Agent, by wire transfer in same day funds no later than 1:00 p.m., New York City time, on the date of receipt (or, if the date of receipt is not a Business Day or if such payment is received by the Collateral Agent after noon, New York City time, on the date of receipt, then such payment shall be made by the Collateral Agent no later than 10:00 a.m., New York City time, on the next succeeding Business Day), as follows:

         (a) in the case of payments not scheduled to fall on and that are not in respect of amounts due on the Stock Purchase Date or Early Settlement Date, as applicable, to the Purchase Contract Agent, to the account designated by it for payments in respect of Units; and

         (b) in the case of payments scheduled to fall on or that are in respect of amounts due on the Stock Purchase Date, the Merger Early Settlement Date, or the Merger Early Settlement Date

                  (i) first, to the Company, to the account designated by it for such purpose, in an amount equal to the aggregate amount payable to the Company in respect of Units, and

                  (ii) second, to the extent of any amount remaining after the payment (if any) referred to in (i) above, to the Purchase Contract Agent, to the account designated by it for payments in respect of Units.

>>                 (i) first, to the Company, to the account designated by it for such purpose, in an amount equal to the Contract Fees, if any, then payable to the Company in respect of Units, and

                  (ii) second, to the extent of any amount remaining after the payment (if any) referred to in (i) above, to the Purchase Contract Agent, to the account designated by it for payments in respect of Units.

                  Distributions on the Pledged Securities forming part of the Unit evidenced hereby, which are payable quarterly in arrears on March -, June -, September - and December - of each year, commencing -, 1999, shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent, be paid to the Person in whose name this Unit Certificate is registered at the close of business on the Record Date next preceding the relevant payment date.

                  The transfer of any Unit Certificate will be registered and Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be

                                                       S&C Draft of June 6, 1999

required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Unit remains in effect, such Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Unit in respect of the Pledged Securities and Purchase Contract constituting such Unit may be transferred and exchanged only as an integrated Unit.

                  Upon registration of transfer of this Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of the Purchase Contracts evidenced hereby and by the Pledge Agreement, and the transferor shall be released from such obligations. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Unit Certificate, by his acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Principal Agreements, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge evidenced hereby pursuant to the Pledge Agreement.

                  Subject to certain exceptions, the provisions of the Principal Agreements may be amended with the consent of the Holders of at least a majority of the Outstanding Units.

                  THE PURCHASE CONTRACTS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  The Company, the Purchase Contract Agent and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Unit Certificate is registered as the owner of the Units evidenced hereby for the purpose of receiving payments of distributions or interest on the Pledged Securities, receiving the rights and performing the obligations under the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

                  THE PURCHASE CONTRACTS SHALL NOT, PRIOR TO THE SETTLEMENT THEREOF, ENTITLE THE HOLDER TO ANY OF THE RIGHTS OF A HOLDER OF COMMON SHARES.

                                                       S&C Draft of June 6, 1999

                  Copies of the Principal Agreements are available for inspection at the offices of the Purchase Contract Agent.

                  Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Principal Agreements or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company and the Holder hereby agree to their respective obligations under the Purchase Contracts evidenced by this instrument, and the Holder hereby acknowledges that the Pledged Securities evidenced by this instrument are subject to the Pledge under the Pledge Agreement.

                                            THE SEAGRAM COMPANY LTD.

                                            By:_________________________________

Attest: _____________________________

                                            HOLDER SPECIFIED ABOVE

                                            By: THE BANK OF NEW YORK,
                                            as Attorney-in-Fact of such Holder

                                            By: ________________________________


Dated:

Unit Agent's Certificate of Authentication





                  This is one of the Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK
as Purchase Contract Agent

By: ________________________________

                                                       S&C Draft of June 6, 1999




                             SETTLEMENT INSTRUCTIONS


                  The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Units evidenced by this Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ________________________             ____________________________________
                                                          Signature*



If shares are to be registered in the         REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print           Please print name and address of
such Person's name and address:               Registered Holder:

        Name                                          Name

        Address                                       Address

Social Security or other Taxpayer
Identification Number, if any


* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be delivered other than to, and in the name of, the registered Holder.

                                                       S&C Draft of June 6, 1999






If shares are to be registered in                              REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder,
please print such Person's name and             Please print name and address of
address:                                        Registered Holder:

             Name                                      Name


             Address                                   Address


Social Security or other Taxpayer
Identification Number, if any

                                                       S&C Draft of June 6, 1999




                            ELECTION TO SETTLE EARLY


                  The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Early Settlement Date of the Purchase Contracts underlying the number of Units evidenced by this Unit Certificate be registered in the name of, and delivered to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ________________________             ____________________________________
                                                         Signature*



If shares are to be registered in the              REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print          Please print name and address of
such Person's name and address:              Registered Holder:

           Name                                        Name

           Address                                     Address

Social Security or other Taxpayer
Identification Number, if any


* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be delivered other than to, and in the name of, the registered Holder.

                                                       S&C Draft of June 6, 1999




                                                                       EXHIBIT C

                        NOTICE TO PURCHASE CONTRACT AGENT

THE BANK OF NEW YORK
[address]
Attention:  -

         Re: -% Adjustable Conversion-rate Equity Security Units of The Seagram Company Ltd. (the "Company")

         The undersigned Holder hereby notifies you that for purposes of a Collateral Substitution it intends to deliver to Citibank, N.A., as Securities Intermediary, for credit to the Collateral Account, cash for the purchase of Treasury Consideration in exchange for the Notes held in the Collateral Account in respect of the number of Units specified below, in accordance with the Pledge Agreement, dated as of June -, 1999 (the "Pledge Agreement"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), among you, the Company, and the Collateral Agent and the Securities Intermediary. The undersigned Holder will pay all applicable fees relating to such exchange.

Date:__________________________             __________________________________
                                                          Signature

                                            Signature Guarantee:______________

Please print name and address of registered Holder:


_________________________________           _________________________________
Name                                        Social Security or other Taxpayer
                                            Identification Number, if any
Address

__________________________________          Number of Units _________

_________________________________

_________________________________

                                                       S&C Draft of June 6, 1999



                                                                       EXHIBIT D

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

THE BANK OF NEW YORK
[address]
Attention:  -

         Re: -% Adjustable Conversion-rate Equity Security Units of The Seagram Company Ltd. (the "Company")

         The undersigned Holder hereby notifies you that it has delivered to Citibank, N.A., as Securities Intermediary, for credit to the Collateral Account, cash for the purchase of Treasury Consideration in exchange for Notes held in the Collateral Account in respect of the number of Units specified below, in accordance with the Pledge Agreement, dated as of June -, 1999 (the "Pledge Agreement"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), among you, the Company, and the Collateral Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the Notes related to such Units.

Date:__________________________             __________________________________
                                                          Signature

                                            Signature Guarantee:______________

Please print name and address of registered Holder:


_________________________________           _________________________________
Name                                        Social Security or other Taxpayer
                                            Identification Number, if any
Address

__________________________________          Number of Units _________

__________________________________

__________________________________



                                       D-1